HealthEquity Reports Fourth Quarter and Year Ended January 31, 2016 Financial Results
Highlights of the fiscal year include:

•	Revenue of $126.8 million, an increase of 44% compared to FY15.

•	Net income of $16.6 million, an increase of 63% compared to FY15.

•	Net income per diluted share of $0.28 compared to $0.21 in FY15.

•	Adjusted EBITDA of $40.6 million, an increase of 61% compared to FY15.

•	Non-GAAP earnings per diluted share of $0.34 per share compared to $0.23 in FY15.

•	HSA Members of 2.1 million, an increase of 50% compared to FY15.

•	Total AUM of $3.7 billion, an increase of 56% compared to FY15.

Highlights of the fourth quarter include:

•	Revenue of $35.9 million, an increase of 44% compared to Q4 FY15.

•	Net income of $3.1 million, an increase of 128% compared to Q4 FY15.

•	Net income per diluted share of $0.05 compared to $0.02 in Q4 FY15.

•	Adjusted EBITDA of $8.9 million, an increase of 61% compared to Q4 FY15.

•	Non-GAAP earnings per diluted share of $0.07 per share compared to $0.04 in Q4 FY15.

Draper, Utah – March 22, 2016 – HealthEquity, Inc. (NASDAQ: HQY), one of the nation's largest HSA custodians, today announced financial results for its fourth quarter and year ended January 31, 2016.
"During fiscal 2016, HealthEquity more than sustained the momentum it demonstrated out-of-the-gate as a public company.  A very strong Q4 provided visibility to strong revenue growth and even stronger profit growth in FY17.  And another year of market share growth points to the durability of our advantage over competitors," remarked Jon Kessler, President and CEO of HealthEquity.

The Company also announced it had achieved two important growth milestones in recent days.

Transition of HSAs acquired from M&T Bank is now complete.  The acquisition, announced less than 60 days ago, brought approximately 35,000 HSA Members and $63 million in AUM to HealthEquity.  "M&T has been a great partner in executing this transition, and we look forward to continuing that partnership by making HealthEquity HSAs available to M&T customers going forward," said Brad Bennion, Senior Vice President for Product and Corporate Development.

With continuing growth and timely completion of the M&T transition,  HealthEquity also surpassed $4 billion in AUM.  "If every American family had an HSA," said Founder and Vice Chairman Dr. Stephen Neeleman, "we would all have lower-cost healthcare and a system more responsive to the consumer.  We measure our contribution towards that goal by growth in HealthEquity HSA Member's savings."  The Company's AUM has roughly doubled in just 24 months.

Full year financial results
For the year ended January 31, 2016, HealthEquity reported revenue of $126.8 million, an increase of 44% compared to $87.9 million for the year ended January 31, 2015. Revenue consisted of:

•	Service revenue of $61.6 million, an increase of 35% compared to FY15.

•	Custodial revenue of $37.8 million, an increase of 55% compared to FY15.

•	Interchange revenue of $27.4 million, an increase of 55% compared to FY15.

Net income was $16.6 million for the year ended January 31, 2016, compared to $10.2 million for the year ended January 31, 2015.

Net income per share attributable to diluted common share was $0.28 for the year ended January 31, 2016, compared to $0.21 for the year ended January 31, 2015. Non-GAAP earnings per diluted share for the year ended January 31, 2016 was $0.34, compared to $0.23 for the year ended January 31, 2015.
Non-GAAP Adjusted EBITDA was $40.6 million for the year ended January 31, 2016, an increase of 61% compared to $25.2 million for the year ended January 31, 2015. Adjusted EBITDA was 32% of revenue for the year ended January 31, 2016, compared to 29% for the year ended January 31, 2015.
As of January 31, 2016, we had $123.8 million of cash, cash equivalents and marketable securities and no outstanding debt. This compares to $111.0 million in cash, cash equivalents and marketable securities and no outstanding debt as of January 31, 2015.
Fourth quarter financial results
For the fourth quarter ended January 31, 2016, HealthEquity reported revenue of $35.9 million, an increase of 44% compared to $24.9 million for the fourth quarter ended January 31, 2015. Revenue consisted of:

•	Service revenue of $17.1 million, an increase of 30% compared to Q4 FY15.

•	Custodial revenue of $11.2 million, an increase of 64% compared to Q4 FY15.

•	Interchange revenue of $7.6 million, an increase of 56% compared to Q4 FY15.

Net income and comprehensive income was $3.1 million for the fourth quarter ended January 31, 2016, compared to $1.4 million for the fourth quarter ended January 31, 2015.
Net income per share attributable to diluted common share was $0.05 for the fourth quarter ended January 31, 2016, compared to $0.02 for the fourth quarter ended January 31, 2015. Non-GAAP earnings per diluted share for the fourth quarter ended January 31, 2016 was $0.07, compared to $0.04 for the fourth quarter ended January 31, 2015.
Non-GAAP Adjusted EBITDA was $8.9 million for the fourth quarter ended January 31, 2016, an increase of 61% compared to $5.5 million for the fourth quarter ended January 31, 2015. Adjusted EBITDA was 25% of revenue for the fourth quarter ended January 31, 2016, compared to 22% for the fourth quarter ended January 31, 2015.
HSA Member metrics
The total number of HSAs for which we serve as a non-bank custodian ("HSA Members") as of January 31, 2016 was 2.1 million, an increase of 50% from 1.4 million as of January 31, 2015.
Total assets under management ("AUM") as of January 31, 2016 was $3.7 billion, an increase of 56% year over year, consisted of:

•	Cash AUM of $3.3 billion, an increase of 58% compared to the same period last year; and

•	Investment AUM of $405.9 million, an increase of 42% compared to the same period last year.

Business outlook
For the year ended January 31, 2017, we expect our revenue to be between $170.0 million and $174.0 million and our Adjusted EBITDA to be between $56.0 million and $58.0 million. We expect our non-GAAP earnings per diluted share to be between $0.45 per share and $0.47 per share. Our non-GAAP earnings per diluted share estimate is based on an estimated weighted average shares outstanding of 61 million and is calculated by adding back to net income all non-cash stock compensation expense, net of tax. We expect total stock compensation expense, net of tax, to be between $5.0 million and $6.0 million for the year ended January 31, 2017.

Conference call
HealthEquity management will host a conference call at 5:00 pm (Eastern Time) on Tuesday, March 22, 2016 to discuss the fiscal year 2016 fourth quarter and full year financial results. The conference call will be accessible by dialing 888-587-0615, or 719-325-2308 for international callers, and referencing conference ID 4009198. A live audio webcast of the call will also be available on the investor relations section of the company’s website at http://ir.healthequity.com.
A replay of the conference call will be available approximately one hour after conclusion of the call and will be accessible through April 22, 2016. The replay can be accessed by dialing 888-203-1112 or 719-457-0820 for international callers, and providing access code 4009198.
Non-GAAP financial Information
To supplement our financial information presented on a GAAP basis, we disclose Adjusted EBITDA, non-GAAP earnings per diluted share, non-GAAP gross profit, non-GAAP gross margin, non-GAAP income from operations, and non-GAAP operating margin, which are non-GAAP financial measures. We define Adjusted EBITDA as adjusted earnings before interest, taxes, depreciation and amortization, stock-based compensation expense, and other certain non-operating items. We define non-GAAP earnings per diluted share as net income per diluted share, calculated by adding back to net income non-cash stock-based compensation expense, net of tax. Non-GAAP gross profit is calculated by excluding from gross profit stock-based compensation expense attributable to cost of revenue. Non-GAAP gross margin is the ratio calculated by dividing non-GAAP gross profit by revenues. Non-GAAP income from operations is calculated by excluding stock-based compensation expense from operating income. Non-GAAP operating margin is the ratio calculated by dividing non-GAAP operating income by revenues.

These non-GAAP financial measures should be considered in addition to results prepared in accordance with GAAP and should not be considered as a substitute for, or superior to, GAAP results. The company cautions investors that non-GAAP financial information, by its nature, departs from traditional accounting conventions; accordingly, its use can make it difficult to compare current results with results from other reporting periods and with the results of other companies. Whenever we use these non-GAAP financial measures, we provide a reconciliation of the applicable non-GAAP financial measure to the most closely applicable GAAP financial measure. Investors are encouraged to review the related GAAP financial measures and the reconciliation of the non-GAAP financial measures to their most directly comparable GAAP financial measure as detailed in the tables below.

Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding the company’s industry, business strategy, plans, goals and expectations concerning our market position, product expansion, future operations, revenue, margins, profitability, future efficiencies, capital expenditures, liquidity and capital resources and other financial and operating information. When used in this discussion, the words “may,” “believes,” “intends,” “seeks,” “anticipates,” “plans,” “estimates,” “expects,” “should,” “assumes,” “continues,” “could,” “will,” “future” and the negative of these or similar terms and phrases are intended to identify forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond the control of the company. The company’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, the continued availability of tax-advantaged consumer-directed benefits to employers and employees, the company’s ability to acquire and retain new network partners and to cross-sell its products to existing network partners and members, the company’s ability to successfully identify, acquire and integrate portfolio purchases or acquisition targets, the company’s ability to raise awareness among employers and employees about the advantages of adopting and participating in consumer-directed benefits programs, and the company’s ability to identify and execute on network partner opportunities. For a detailed discussion of these and other risk factors, please refer to the risks detailed in the company’s filings with the Securities and Exchange Commission, including, without limitation, our most recent Annual Report on Form 10-K and subsequent periodic and current reports. Past performance is not necessarily indicative of future results. The company undertakes no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing the company’s views as of any date subsequent to the date of this press release.

HealthEquity, Inc. and its subsidiaries
Consolidated balance sheets (unaudited)

(in thousands, except par value)	January 31, 2016	January 31, 2015
Assets
Current assets
Cash and cash equivalents	$83,641	$111,005
Marketable securities, at fair value	40,134	—
Total cash, cash equivalents and marketable securities	123,775	111,005
Accounts receivable, net of allowance for doubtful accounts of $40 as of January 31, 2016 and 2015	14,308	9,054
Inventories	620	625
Deferred tax asset	2,642	1,764
Other current assets	1,703	2,271
Total current assets	143,048	124,719
Property and equipment, net	3,506	2,577
Intangible assets, net	66,840	26,541
Goodwill	4,651	4,651
Other assets	1,750	281
Total assets	$219,795	$158,769
Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$2,431	$1,303
Accrued compensation	7,776	5,301
Accrued liabilities	1,899	2,227
Total current liabilities	12,106	8,831
Long-term liabilities
Deferred rent	236	488
Deferred tax liability	3,996	5,355
Total long-term liabilities	4,232	5,843
Total liabilities	16,338	14,674
Commitments and contingencies
Stockholders’ equity
Preferred stock, $0.0001 par value, 100,000 shares authorized, no shares issued and outstanding as of January 31, 2016 and 2015	—	—
Common stock, $0.0001 par value, 900,000 shares authorized, 57,726 and 54,802 shares issued and outstanding as of January 31, 2016 and 2015, respectively	6	5
Additional paid-in capital	199,940	157,094
Accumulated other comprehensive loss	(98)	—
Accumulated earnings (deficit)	3,609	(13,004)
Total stockholders’ equity	203,457	144,095
Total liabilities and stockholders’ equity	$219,795	$158,769

HealthEquity, Inc. and its subsidiaries
Consolidated statements of operations and comprehensive income (unaudited)

(in thousands, except per share data)	Three months ended January 31,		Year ended January 31,
	2016	2015	2016	2015
Revenue
Service revenue	$17,101	$13,156	$61,608	$45,735
Custodial revenue	11,163	6,817	37,755	24,374
Interchange revenue	7,622	4,898	27,423	17,746
Total revenue	35,886	24,871	126,786	87,855
Cost of revenue
Service costs	13,256	9,596	39,418	29,842
Custodial costs	2,051	1,147	6,522	4,141
Interchange costs	2,148	1,615	8,248	5,899
Total cost of revenue	17,455	12,358	54,188	39,882
Gross profit	18,431	12,513	72,598	47,973
Operating expenses
Sales and marketing	4,665	3,790	13,302	10,619
Technology and development	4,891	3,202	16,832	10,501
General and administrative	3,535	3,091	14,113	8,343
Amortization of acquired intangible assets	981	410	2,208	1,637
Total operating expenses	14,072	10,493	46,455	31,100
Income from operations	4,359	2,020	26,143	16,873
Other expense
Loss on revaluation of redeemable convertible preferred stock derivative	—	—	—	(735)
Other expense, net	(63)	(98)	(589)	(374)
Total other expense	(63)	(98)	(589)	(1,109)
Income before income taxes	4,296	1,922	25,554	15,764
Income tax provision	1,168	551	8,941	5,598
Net income	$3,128	$1,371	$16,613	$10,166
Net income attributable to common stockholders:
Basic	$3,128	$1,371	$16,613	$12,058
Diluted	$3,128	$1,371	$16,613	$10,901
Net income per share attributable to common stockholders:
Basic	$0.05	$0.03	$0.29	$0.39
Diluted	$0.05	$0.02	$0.28	$0.21
Weighted-average number of shares used in computing net income per share attributable to common stockholders:
Basic	57,673	54,768	56,719	31,181
Diluted	59,420	57,535	58,863	51,856
Comprehensive income:
Net income	3,128	1,371	16,613	10,166
Other comprehensive loss:
Unrealized loss on available-for-sale marketable securities, net of tax	(64)	—	(98)	—
Comprehensive income	$3,064	$1,371	$16,515	$10,166

HealthEquity, Inc. and its subsidiaries
Consolidated statements of redeemable convertible preferred stock and stockholders' equity (deficit) (unaudited)

			Stockholders’ equity (deficit)
	Redeemable convertible preferred stock		Convertible preferred stock		Common stock		Common stock warrants	Additional paid-in capital	Accumu- lated compre- hensive loss	Accumu- lated earnings (deficit)	Total stock- holders' equity (deficit)
(in thousands, except exercise prices)	Shares	Amount	Shares	Amount	Shares	Amount
Balance as of January 31, 2013	17,433	$41,186	6,738	$8,990	5,386	$1	$3,679	$—	$—	$(19,069)	$(6,399)
Series D-3 redeemable convertible preferred stock cash dividend	—	—	—	—	—	—	—	—	—	(694)	(694)
Issuance of common stock:
Exercise of 1,084 warrants at $0.0682 per share	—	—	—	—	1,084	—	(1,345)	2,547	—	—	1,202
Exercise of 568 options at $0.9210 per share	—	—	—	—	568	—	—	523	—	—	523
Stock-based compensation	—	—	—	—	—	—	—	57	—	—	57
Tax benefit on stock options exercised	—	—	—	—	—	—	—	271	—	—	271
Stock repurchased and retired-665,613 preferred shares (674,120 common stock equivalent shares), $5.00 per share	(84)	(236)	(582)	(861)	—	—	—	—	—	(2,274)	(3,135)
Redeemable convertible preferred stock accretion	—	5,764	—	—	—	—	—	(3,398)	—	(2,366)	(5,764)
Net income	—	—	—	—	—	—	—	—	—	1,233	1,233
Balance as of January 31, 2014	17,349	$46,714	6,156	$8,129	7,038	$1	$2,334	$—	$—	$(23,170)	$(12,706)
Issuance of series D-3 redeemable convertible preferred stock cash dividend	—	—	—	—	—	—	—	(347)	—	—	(347)
Issuance of common stock cash dividend	—	—	—	—	—	—	—	(50,000)	—	—	(50,000)
Issuance of common stock:
Exercise of 2,972 warrants at $0.8008 per share	—	—	—	—	2,972	—	(2,334)	4,714	—	—	2,380
Exercise of 1,841 options at $1.3204 per share	—	—	—	—	1,841	—	—	2,430	—	—	2,430
Conversion of preferred stock to common stock upon initial public offering	(17,349)	(42,693)	(6,156)	(8,129)	32,486	3	—	50,819	—	—	42,693
Issuance of common stock	—	—	—	—	10,465	1	—	132,586	—	—	132,587
Stock-based compensation	—	—	—	—	—	—	—	2,525	—	—	2,525
Tax benefit on stock options exercised	—	—	—	—	—	—	—	3,429	—	—	3,429
Redeemable convertible preferred stock accretion	—	(4,021)	—	—	—	—	—	4,021	—	—	4,021
Reclassification of series D-3 redeemable convertible preferred stock derivative liability	—	—	—	—	—	—	—	6,917	—	—	6,917
Net income	—	—	—	—	—	—	—	—	—	10,166	10,166
Balance as of January 31, 2015	—	$—	—	$—	54,802	$5	$—	$157,094	$—	$(13,004)	$144,095
Issuance of common stock:
Exercise of 1,950 options at $0.98 per share	—	—	—	—	1,951	1	—	1,914	—	—	1,915
Issuance of common stock	—	—	—	—	973	—	—	23,492	—	—	23,492
Stock-based compensation	—	—	—	—	—	—	—	5,883	—	—	5,883
Tax benefit on stock options exercised	—	—	—	—	—	—	—	11,557	—	—	11,557
Other comprehensive loss, net of tax	—	—	—	—	—	—	—	—	(98)	—	(98)
Net income	—	—	—	—	—	—	—	—	—	16,613	16,613
Balance as of January 31, 2016	—	$—	—	$—	57,726	$6	$—	$199,940	$(98)	$3,609	$203,457

HealthEquity, Inc. and its subsidiaries
Consolidated statements of cash flows (unaudited)

	Year ended January 31,
(in thousands)	2016	2015	2014
Cash flows from operating activities:
Net income	$16,613	$10,166	$1,233
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	8,601	5,890	4,270
Loss on revaluation of warrant liability	—	—	614
Loss on revaluation of redeemable convertible preferred stock derivative	—	735	5,363
Loss on other investments	—	24	—
Bad debt expense	24	31	—
Imputed interest on notes payable	—	—	38
Amortization of deferred financing costs	23	—	—
Deferred taxes	(2,178)	1,593	3,552
Stock-based compensation	5,883	2,525	57
Changes in operating assets and liabilities:
Restricted cash	—	—	791
Accounts receivable	(5,174)	(3,380)	(1,546)
Inventories	5	(234)	(118)
Other assets	(107)	(1,608)	(272)
Accounts payable	1,011	(1,156)	1,492
Due to trust	—	—	(791)
Accrued compensation	2,475	1,167	1,334
Accrued liabilities	(383)	(802)	1,808
Income taxes payable	—	—	(77)
Deferred rent	(252)	95	267
Net cash provided by operating activities	26,541	15,046	18,015
Cash flows from investing activities:
Purchase of marketable securities	(40,291)	—	—
Purchase of property and equipment	(2,376)	(1,712)	(1,595)
Purchase of software and capitalized software development costs	(6,896)	(6,420)	(3,844)
Note receivable from shareholder	—	—	800
Purchase of other investments	(500)	(305)	—
Acquisition of intangible member assets	(40,489)	—	—
Net cash used in investing activities	(90,552)	(8,437)	(4,639)
Cash flows from financing activities:
Repayment of notes payable	—	—	(2,167)
Dividend payments	—	(50,347)	(694)
Proceeds from initial public offering, net of payments for offering costs	—	132,587	—
Repurchase of redeemable convertible preferred stock and convertible preferred stock	—	—	(3,371)
Proceeds from follow-on offering, net of payments for offering costs	23,492	—	—
Proceeds from exercise of common stock options	1,915	2,430	523
Proceeds from exercise of common stock warrants	—	2,380	74
Tax benefit from exercise of common stock options	11,557	3,429	271
Deferred financing costs paid	(317)	—	—
Net cash provided by (used in) financing activities	36,647	90,479	(5,364)
(Decrease) increase in cash and cash equivalents	(27,364)	97,088	8,012
Beginning cash and cash equivalents	111,005	13,917	5,905
Ending cash and cash equivalents	$83,641	$111,005	$13,917

Stock-based compensation expense (unaudited)
Total stock-based compensation expense included in the consolidated statements of operations and comprehensive income is as follows:

	Three months ended January 31,		Year ended January 31,
(in thousands)	2016	2015	2016	2015
Cost of revenue	$348	$308	$1,088	$403
Sales and marketing	198	359	903	504
Technology and development	336	147	1,014	263
General and administrative	747	916	2,878	1,355
Total stock-based compensation expense	$1,629	$1,730	$5,883	$2,525
The following table presents components of our unaudited consolidated statements of operations and comprehensive income, adjusted for stock compensation expense:

	Three months ended January 31,		Year ended January 31,
(in thousands, except for percentages)	2016	2015	2016	2015
Reconciliation of gross profit to non-GAAP gross profit:
Gross profit	$18,431	$12,513	$72,598	$47,973
Excluding: Stock-based compensation expense attributable to cost of revenue	348	308	1,088	403
Non-GAAP gross profit	$18,779	$12,821	$73,686	$48,376
Reconciliation of gross margin to non-GAAP gross margin:
GAAP gross margin	51%	50%	57%	55%
Excluding: Stock-based compensation expense attributable to cost of revenue	1%	1%	1%	—%
Non-GAAP gross margin	52%	51%	58%	55%
Reconciliation of income from operations to non-GAAP income from operations:
Income from operations	$4,359	$2,020	$26,143	$16,873
Excluding: Stock-based compensation expense	1,629	1,730	5,883	2,525
Non-GAAP income from operations	$5,988	$3,750	$32,026	$19,398
Reconciliation of operating margin to non-GAAP operating margin:
GAAP operating margin	12%	8%	21%	19%
Excluding: Stock-based compensation expense	5%	7%	4%	3%
Non-GAAP operating margin	17%	15%	25%	22%

HSA Members (unaudited)

	January 31, 2016	January 31, 2015	January 31, 2014	% Change from prior year
HSA Members	2,140,631	1,426,785	967,710	50%	47%
Average HSA Members - Year-to-date	1,600,327	1,087,962	747,182	47%	46%
Average HSA Members - Quarter-to-date	1,850,843	1,230,256	837,666	50%	47%
HSAs with investments	44,680	30,552	19,432	46%	57%
Assets under management (unaudited)

(in thousands, except percentages)	January 31, 2016	January 31, 2015	January 31, 2014	% Change from prior year
Cash AUM	$3,278,628	$2,075,741	$1,442,336	58%	44%
Investment AUM	405,878	286,526	182,614	42%	57%
Total AUM	$3,684,506	$2,362,267	$1,624,950	56%	45%
Average daily cash AUM - Year-to-date	$2,326,506	$1,553,845	$1,137,825	50%	37%
Average daily cash AUM - Quarter-to-date	$2,682,827	$1,698,402	$1,223,589	58%	39%
Net income reconciliation to Adjusted EBITDA (unaudited)

	Three months ended January 31,		Year ended January 31,
(in thousands)	2016	2015	2016	2015
Net income	$3,128	$1,371	$16,613	$10,166
Interest expense	68	—	91	—
Income tax provision	1,168	551	8,941	5,598
Depreciation and amortization	1,890	1,294	6,393	4,253
Amortization of acquired intangible assets	981	410	2,208	1,637
Loss on revaluation of redeemable convertible preferred stock derivative liability	—	—	—	735
Stock-based compensation expense	1,629	1,730	5,883	2,525
Other (1)	(6)	150	496	328
Total adjustments	5,730	4,135	24,012	15,076
Adjusted EBITDA	$8,858	$5,506	$40,625	$25,242

(1)
For the three months ended January 31, 2016 and 2015, Other consisted of interest income of $(111) and $(29) and miscellaneous taxes of $81 and $179, and SEC registration costs of $24 and $0, respectively. For the years ended January 31, 2016 and 2015, Other consisted of interest income of $(414) and $(38), and miscellaneous taxes of $334 and $366, acquisition-related costs of $471 and $0, and SEC registration costs of $105 and $0, respectively.

Net income per diluted share reconciliation to non-GAAP earnings per diluted share (unaudited)

	Three months ended January 31,		Year ended January 31,
(in thousands, except per share data)	2016	2015	2016	2015
Net income attributable to common stockholders for diluted earnings per share	$3,128	$1,371	$16,613	$10,901
GAAP adjustments for participating securities (1)	—	—	—	$(735)
Net income	$3,128	$1,371	$16,613	$10,166
Stock compensation expense, net of tax (2)	1,010	1,072	3,647	1,565
Adjusted net income	$4,138	$2,443	$20,260	$11,731
Diluted weighted-average number of shares used in computing non-GAAP earnings per diluted share:	59,420	57,535	58,863	51,856
Non-GAAP earnings per diluted share	$0.07	$0.04	$0.34	$0.23

(1)	The net impact of adjustments required for participating securities in conformity with the two-class method as prescribed by GAAP.

(2)	The company used an estimated statutory tax rate of 38% to calculate the net impact of non-cash stock-based compensation expense.